Exhibit 10.1

FIFTEENTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE
(Sky Ranch)

THIS FIFTEENTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this "Amendment") is made effective as of February 20, 2020 (the "Effective Date"), by and between PCY HOLDINGS, LLC, a Colorado limited liability company ("Seller"), and KB HOME COLORADO INC., a Colorado corporation ("Purchaser"). Seller and Purchaser may be referred to collectively as the "Parties."

RECITALS

A.         Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 29, 2017, as amended (the "Contract") for approximately 149 platted single-family detached residential lots in the Sky Ranch master planned residential community (the “Community”) in the County of Arapahoe, State of Colorado.

B.            Seller and Purchaser have agreed to amend the takedown schedule for the remaining Takedowns as set forth herein.

C.            Seller and Purchaser desire to amend the terms and conditions of the Contract as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller hereby agree as follows:

1.          Recitals; Capitalized Terms.  The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.  Capitalized terms not defined in this Amendment shall have the meanings set forth in the Contract.

2.             Takedown Schedule.  Subsections (d), (e) and (f) of Section 8(b) are amended as follows:

(d)        Takedown 4 Closing Date.  The Takedown 4 Closing shall occur on February 20, 2020 (or such earlier date as agreed upon by the Parties in writing). Seller has Substantially Completed the Finished Lot Improvements for the Takedown 4 Lots as evidenced by Seller's February 11, 2020 Completion Notice.

(e)       Takedown 5 Closing Date.  The Takedown 5 Closing shall occur on June 15, 2020 (or such earlier date as agreed upon by the Parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Complete the Finished Lot Improvements for the Takedown 5 Lots and deliver to Purchaser the Completion Notice for the Takedown 5 Lots, subject to Seller’s extension right pursuant to Section 8(b).

(f)        Takedown 6 Closing Date.  The Takedown 6 Closing shall occur on December 15, 2020 (or such earlier date as agreed upon by the Parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Complete the Finished Lot Improvements for the Takedown 6 Lots and deliver to Purchaser the Completion Notice for the Takedown 6 Lots, subject to Seller’s extension right pursuant to Section 8(b).

3.            Construction.  Each of the Parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

4.             Authority.  Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this Amendment or to comply with the terms or provisions contained herein.

5.             Headings.  The Section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

6.          Ratified and Confirmed.  The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control.

7.            Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument.  Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By:	/s/ Mark Harding
Name:	Mark Harding
Title:	President

PURCHASER:

KB HOME COLORADO INC., a Colorado corporation

By:	/s/ Randel D. Carpenter
Name:	Randel D. Carpenter
Title:	President